Exhibit (21)

                         SUBSIDIARIES OF THE CORPORATION

                                         State or other jurisdiction of
   Name                                   organization

   Consolidated Devices, Inc.            California
   CreditCorp SPC, LLC                   Wisconsin
   Edge Diagnostic Systems               California
   Herramientas Eurotools, S.A.          Spain
   Hoffman Werkstatt-Technik GmbH        Germany
   John Bean Company                     Wisconsin
   Mitchell Repair Information
    Company (Joint Venture)              Delaware
   Nu-Tech Industries, Inc.              Kentucky
   Sioux Tools, Inc.                     Iowa
   Snap-on Credit Corporation            Wisconsin
   Snap-on Equipment Europe              Ireland
   Snap-on Financial Services, Inc.      Nevada
   Snap-on Global Holdings, Inc.         Delaware
   Snap-on Technologies, Inc.            Illinois
   Snap-on Tools (Australia) Pty. Ltd.   Australia
   Snap-on Tools Company                 Wisconsin
   Snap-on Tools International, Ltd.     Virgin Islands
   Snap-on Tools Japan, K.K.             Japan
   Snap-on Tools Limited                 United Kingdom
   Snap-on Tools of Canada Ltd.          Canada
   Sun Electric Deutschland GmbH         Germany
   Sun Electric do Brasil                Brazil
   Sun Electric Europe B.V.              Netherlands
   Sun Electric Nederland B.V.           Netherlands
   Sun Electric U.K. Limited             England
   Wheeltronic Ltd.                      Ontario